Calculation of Filing Fee Tables
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SOURCE CAPITAL /DE/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $1.00 par value per share	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Preferred Stock, $[ ] par value per share	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Other	Subscription Rights	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Debt	Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Other	Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Other	Unallocated (Universal) Shelf	457(o)			$ 1,000,000.00	0.0001381	$ 138.10
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000.00		$ 138.10
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 138.10
Offering Note
[1]	Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $[ ].

[2]	Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $[ ].

[3]	Subject to Note 5 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock.

[4]	Subject to Note 5 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $[-].

[5]	Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $[ ].

[6]	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date